Exhibit 99.1

For Immediate Release

Global Eagle Entertainment Promotes Dave Davis to COO

Los Angeles, CA (January 21, 2014) – Global Eagle Entertainment Inc. (NASDAQ: ENT) today announced that it has promoted Dave Davis to Chief Operating Officer. Davis previously served as, and will continue in the role of, CFO.

“Dave joined Global Eagle just prior to the merger that created our company,” said Ed Shapiro, Chairman of the Board of Global Eagle Entertainment. “In that time, he has helped lead the organization through a number of successful milestones, including completing two acquisitions, significantly strengthening the finance and administrative teams, and raising new capital to support growth. In his expanded role, Dave will be instrumental in achieving the ambitious goals we’ve set for our company.”

In his new and expanded role as COO, Davis will have responsibility for the operating, administrative, and shared services functions of the company. In addition, his key priorities will be integrating the businesses Global Eagle has acquired, developing a world-class organization and management team, achieving revenue and earnings goals, and developing new strategic relationships for the company.

Commenting on his promotion, Davis said, “This is a very exciting time for Global Eagle. We have built a strong foundation with exceptional assets and a solid financial position. I look forward to continuing to work with our talented team to drive results for our customers and investors.”

Mr. Davis has over 20 years of financial and business management experience in airline and related industries. Before joining Global Eagle as CFO in November 2012, Mr. Davis spent three and half years in private equity, first as Senior Managing Director of Perseus LLC, then as Partner and Co-Founder of Bearpath Capital LLC. He previously was with Northwest Airlines for a total of nearly nine years, where he was appointed to the role of EVP and CFO and played a key role in the merger of Northwest and Delta Airlines in 2008. Mr. Davis also previously served as Chief Financial Officer of Kraton Polymers and US Airways. Earlier in his career, he worked for both Rockwell International and BF Goodrich Aerospace. Mr. Davis holds a Bachelor of Aerospace Engineering and Mechanics degree from the University of Minnesota and an MBA from the University of Minnesota’s Carlson School of Management.

About Global Eagle

Global Eagle Entertainment Inc. is the leading full service provider of content and connectivity to the worldwide airline industry. Through its combined content, distribution and technology platforms, Global Eagle provides airlines and the millions of travelers they serve with the industry’s most complete offering of in-flight video content, e-commerce and information services. Global Eagle provides airline passengers with Internet access, live television, shopping, and travel-related information. Global Eagle has the largest number of satellite-based inflight connectivity systems operating in the world today, with installations on over 500 aircraft. In addition, Global Eagle provides film and television content, games and applications to more than 150 airlines worldwide. Global Eagle is headquartered in Los Angeles, California and maintains offices and support personnel around the world. Find out more at www.globaleagleent.com.

Forward-Looking Statements

We make forward-looking statements in this press release within the meaning of the Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including without limitation our earnings, revenues, expenses or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date they were made, and should not be relied upon as representing our views as of any subsequent date.  These forward-looking statements are subject to a number of risks and uncertainties, including without limitation those risks and uncertainties described in our most recent annual report on Form 10-K and subsequently filed reports on Form 10-Q.  As a result, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements.  We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Global Eagle Entertainment Media Contacts:
Karin Pellmann

kpellmann@row44.com

646-515-6933

Jeff Pryor
Priority PR
310-954-1375
jeff@prioritypr.com

Global Eagle Entertainment Investor Contacts:

Chris Plunkett or Brad Edwards

Brainerd Communicators, Inc.

(212) 986-6667

plunkett@braincomm.com

edwards@braincomm.com